UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2015

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 23, 2015, Aerojet Rocketdyne Holdings, Inc. (the “Company”) and Eileen Drake, the Company’s Chief Executive Officer (“CEO”), entered into an employment agreement (the “Employment Agreement”), pursuant to which Ms. Drake agreed to continue to serve as the Company’s President and CEO.  The Employment Agreement provides for an initial one-year term, which will be automatically extended, upon the same terms and conditions, for successive one-year periods unless either party, at least 60 days prior to the expiration of the then-current term, gives written notice to the other of its intention not to renew such employment.

The Employment Agreement provides that Ms. Drake will receive an annual base salary of $700,000, with such base salary effective retroactive to June 1, 2015.  Additionally, the Employment Agreement provides to Ms. Drake, among other things, (i) a one-time bonus of $200,000; (ii) an annual bonus based on a target opportunity pursuant to the Company’s Annual Incentive Plan which shall be adopted annually by the Board of Directors, which for 2015 will be up to 75% of Ms. Drake’s base salary for the first six months of the fiscal year and up to 100% of Ms. Drake’s base salary for the last six months of the fiscal year, with such target bonuses to be pro-rated to reflect the partial performance periods; and (iii) a grant of 120,000 shares of the Company’s common stock in the form of performance shares (the “Promotion Award”) pursuant to the terms and conditions of the Company’s 2009 Amended and Restated Equity and Performance Incentive Plan (the “Plan”) with a vesting year term from FY2015 to FY2018, 40,000 of which shall vest according to the metrics set forth in Schedule A to the Employment Agreement (environmental remediation reimbursement advancement agreements), 40,000 of which shall vest according to the metrics set forth in Schedule B to the Employment Agreement (competitive improvement program restructuring execution), and 40,000 of which shall vest according to the metrics set forth in Schedule C to the Employment Agreement (AR1 program achievement).  In addition, Ms. Drake will be eligible to participate in future grants pursuant to the Plan with a target opportunity of 200% of her base salary in effect for the then-current fiscal year.

In the event that the Company terminates Ms. Drake’s employment for Cause or Ms. Drake resigns other than for Good Reason (as such terms are defined in the Employment Agreement), the Company’s obligations will generally be limited to (i) payment of her base salary accrued up to and including the date of termination or resignation, to be paid at termination, (ii) payment in lieu of any accrued but unused vacation time, in accordance with the Company’s vacation policy, (iii) payment of any unreimbursed expenses in accordance with the Company’s business reimbursement policy, (iv) immediate vesting of any unvested time-based restricted shares described in Section 2(e)(ii) of the Employment Agreement, and (v) payments and benefits under any Company benefit plan, program or policy that Ms. Drake participated in during employment and paid pursuant to the terms of such plan, program and policy (the “Accrued Obligations”).

If Ms. Drake’s employment is terminated at any time due to her Death or Disability (as such terms are defined in the Employment Agreement), Ms. Drake shall be entitled to receive the Accrued Obligations and severance payments and benefits equal to the following: (i) twelve (12) months of her base salary paid in installments; (ii) any bonuses earned and paid by the date of termination; (iii) other than the Promotion Award which shall not vest, to the extent unvested at the time of Ms. Drake’s termination of employment, immediate full vesting of all of Ms. Drake’s equity awards under the Plan (at target performance, if applicable); (iv) outplacement services provided by the Company-designated outplacement firm for a period of eighteen (18) months starting no later than ninety (90) days from the date of termination with a maximum value of $25,000; (v) in the case of Death, life insurance benefits paid in accordance with the terms of the policy and coverage in which Ms. Drake was enrolled before the date of Death; and (vi) in the case of termination due to Disability, the Company shall pay for the premiums associated with a six (6) month continuation, without any required contributions from Ms. Drake (but subject to all other plan and policy terms) in Ms. Drake’s Company provided life insurance policy in which she is enrolled before the date of termination; and (vii) provided Ms. Drake timely elects and is eligible for COBRA coverage, the Company shall pay for the premiums associated with six (6) months of Ms. Drake’s continued participation, without any required contributions from Ms. Drake (but subject to all other plan terms, including co-payments and deductibles) in the Aerojet Rocketdyne Medical Plan, Aerojet Rocketdyne Dental Plan, and the Aerojet Rocketdyne Vision Plan (the “Benefit Plans”) in which she is enrolled before the date of termination.

If Ms. Drake’s employment is terminated at the Company’s election at any time for reasons other than Cause, or by Ms. Drake for Good Reason (and not for Death or Disability or in connection with a change in control), then Ms. Drake shall be entitled to receive the Accrued Obligations and severance payments and benefits equal to the following: (i) twelve (12) months of her base salary paid in installments; (ii) other than the Promotion Award which shall not vest, to the extent unvested at the time of Ms. Drake’s termination of employment, immediate full vesting of all of Ms. Drake’s equity awards under the Plan (at target performance, if applicable); (iii) Ms. Drake will have the opportunity to continue to participate in the Company provided life insurance policy in which she is enrolled before the date of termination at an amount of 1x Base Salary for a period of twelve (12) months following the date of termination; (iv) provided Ms. Drake timely elects and is eligible for COBRA coverage, the Company shall pay for the premiums associated with eighteen (18) months of Ms. Drake’s continued participation, without any required contributions from Ms. Drake (but subject to all other plan terms, including co-payments and deductibles) in the Benefit Plans in which Executive is enrolled prior to the date of termination; and (v) outplacement services provided by the Company-designated outplacement firm for a period of eighteen (18) months starting no later than ninety (90) days from the date of termination with a maximum value of $25,000.

If Ms. Drake’s employment is terminated by the Company without Cause (excluding due to a death or disability) or by Ms. Drake for Good Reason within eighteen (18) months following a Change in Control (as defined in the Plan) then Ms. Drake shall be entitled to the following payments and benefits: (i) the Accrued Obligations; (ii) annual target bonus for the pro-rated portion of the fiscal year prior to the Change in Control paid in a lump sum; (iii)  a severance payment equal to eighteen (18) months of (y) Ms. Drake’s base salary and (z) annual target bonus paid in a lump sum; (iv) other than the Promotion Award which shall not vest, to the extent unvested at the time of Ms. Drake’s termination of employment, immediate full vesting of all of Ms. Drake’s equity awards under the Plan (at target performance, if applicable); (v) Ms. Drake will have the opportunity to continue to participate in the Company provided life insurance policy in which she is enrolled before the date of termination at an amount of 1x Base Salary for a period of twelve (12) months following the date of termination; (vi) provided Ms. Drake timely elects and is eligible for COBRA coverage, the Company shall pay for the premiums associated with eighteen (18) months of Ms. Drake’s continued participation, without any required contributions from Ms. Drake (but subject to all other plan terms, including co-payments and deductibles) in certain health-related benefit plans in which Ms. Drake is enrolled prior to the date of termination; and (vii) outplacement services provided by the Company-designated outplacement firm for a period of eighteen (18) months starting no later than ninety (90) days from Ms. Drake’s date of termination with a maximum value of $25,000.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

10.1	Executive Employment Agreement, dated as of November 23, 2015, between Aerojet Rocketdyne Holdings, Inc. and Eileen Drake.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 23, 2015	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary